Exhibit 10.1

February 19, 2014

John Coolidge

19 Saunders Terrace

Wellesley, MA 02481

Dear John,

Our team at Vapotherm, Inc. is pleased to invite you to join our organization in the position of Vice President of Operations effective March 3, 2014 in accordance with the terms outlined in this offer of employment and related Attachments.1

The position will be based at corporate headquarters in Exeter with reporting responsibility to the CEO.  Compensation for 2014 and terms of acceptance for the position between Vapotherm “the Company” and John Coolidge “the Employee” are outlined herein:

•	Base Salary of Two Hundred Thousand Dollars ($200,000.00) per year.

Employee’s Salary is paid twice a month, following the previous pay period (for example, for a pay period covering the 1st through 15th of a month, the corresponding paycheck would be issued at the end of that month).

•	Annual Performance Incentive for 2014 is 30% at Plan Target paid annually.

•	Compensation Review

Base compensation and incentive plan will be reviewed annually.

•	Company Stock Option Plan

Employee will be eligible to participate in the Company’s Stock Option Plan.  Your initial grant will be 0.70% of the fully diluted equity post bridge financing.  Exercise price will be set by the Compensation Committee. Vesting will be over 4 years with 25% vested on your first anniversary and monthly thereafter for an additional 36 months.

•	Paid Time Off

Employee Vacation, Sick and Personal Time are combined into one program which is equivalent to 128 hours per year or 3 weeks and 1 day.

Employees may carry over a maximum of Forty (40) hours of unused PTO time into any new year.

Nine company holidays are also available as paid time off each year though the hours will not deduct from employees’ PTO balances.

•	Reimbursable Living Expenses

The Company also agrees to reimburse Employee for temporary living expenses in the form of rent for six (6) months up to $2,000 per month.

The New Standard in High Flow Therapy

22 Industrial Drive •	Exeter, NH 03833 •	T 603.658.0011 •	F 603.658.0181 •	www.vtherm.com

•	Benefits

Employee benefits are standard to all positions. The Company will pay for 75% of the Employee’s Health Insurance Premium. (Detailed information regarding available Health Insurance options have been provided with the enclosed Attachments1).

Available Benefits also include:

o	Dental Benefits
o	Vision Benefits
o	401K
o	Health Saving Plan (H.S.A.; Tax-free Dependent Care; Tax-free Insurance Premiums)
o	Life Insurance (in the amount of one times the Employee’s base annual salary- up to $150,000 is paid by the company)

[Please note: The terms of any benefit plan or pay policy as stated in this letter and the enclosed documents take precedence over any oral representation.]

This offer is contingent upon the following:

•	Employee’s signed acceptance acknowledging they are without existing conflicting agreements, restrictive covenants or obligations that would prevent employment with Vapotherm, Inc.

•	Successful completion of our reference and background checking process including drug testing.

This offer expires if the Employee fails to confirm acceptance by February 20, 2014.

We look forward to welcoming you on board at Vapotherm, John, and will confirm formal acceptance by your signature of this offer letter and the attached Non-Compete and Assignment of Inventions Agreement.

If you should have any special questions regarding any of the items included in your Offer Packet, please let us know.

Sincerely,

/s/ Joseph F. Army
Joseph F. Army
President & CEO
Vapotherm, Inc.

Offer of Employment Accepted by your Signature:

/s/ John E Coolidge
First Name, Initial, Last Name

2/20/14
On This Date

1Attachments:

•	Confidentiality, Non-Compete and Assignment of Inventions Agreement (Requiring your Signature)
•	Employee Benefits Information / New Employee Handbook
•	Drug Testing Packet (Requiring your signature and completion before start date)

The New Standard in High Flow Therapy

22 Industrial Drive •	Exeter, NH 03833 •	T 603.658.0011 •	F 603.658.0181 •	www.vtherm.com